UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 19, 2016

CLEAN ENERGY FUELS CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33480	33-0968580
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4675 MacArthur Court, Suite 800 Newport Beach, CA	92660
(Address of Principal Executive Offices)	Zip Code

(949) 437-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On April 19, 2016, Clean Energy Fuels Corp. (the “Company”) entered into a privately negotiated exchange agreement with certain holders (the “Holders”) of the Company’s 5.25% Convertible Senior Notes due 2018 (the “Notes”). Under the exchange agreement, the Holders agreed to exchange an aggregate principal amount of $25.0 million of Notes and accrued but unpaid interest in an aggregate approximate amount of $69,270 held by them in exchange for shares of the Company’s common stock (the “Shares”). Upon the consummation of the transactions contemplated by the exchange agreement, the Company expects to issue no more than 6.275 million Shares, which amount may be adjusted based on the trading prices of the Shares over a ten-trading day averaging period beginning on April 20, 2016.

The transactions contemplated by the exchange agreement are expected to close on or about May 4, 2016, subject to satisfaction or waiver of customary closing conditions. Immediately following the exchange of the Notes contemplated by the exchange agreement, $186.0 million in aggregate principal amount of the Notes will remain outstanding.

The Company may determine to redeem or repurchase additional outstanding Notes at its discretion and pursuant to the terms of the agreements and other instruments governing the Notes. The form and timing of any such activity would be dependent on market conditions and other factors that the Company’s Board of Directors deems relevant. This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful, nor does it constitute an offer to exchange the Notes or other securities of the Company for common stock or other securities of the Company.

Item 3.02.  Unregistered Sales of Equity Securities.

The disclosure under Item 1.01 above is incorporated by reference herein. The Shares were issued to “qualified institutional buyers” within the meaning of Rule 144A promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and were offered and sold in reliance on the exemption from registration afforded by Section 3(a)(9) of the Securities Act.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks, uncertainties and assumptions, such as statements regarding the completion and timing of the transactions contemplated by the exchange agreement. Actual results and the timing of events could differ from those anticipated in these forward-looking statements as a result of several factors including, among others, market and other general economic conditions and the Company’s and the Holders’ ability to satisfy the conditions required to close these transactions. The forward-looking statements made herein speak only as of the date of this report and the Company undertakes no obligation to update publicly such forward-looking statements to reflect subsequent events or circumstances, except as otherwise required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 20, 2016	Clean Energy Fuels Corp.

	By:	/s/ Andrew J. Littlefair
		Name:	Andrew J. Littlefair
		Title:	President and Chief Executive Officer